EXHIBIT 23.1

TEL.: (416) 361-3121 FAX: (416) 361-1790	SUITE 800
WILDEBOER DELLELCE PLACE
365 BAY STREET
TORONTO, ONTARIO
M5H 2V1

December 3, 2007

SunOpta Inc.
2838 Bovaird Drive West
Brampton, Ontario
L7A 0H2

Dear Sirs/Mesdames:

Re: SunOpta Inc. - Form S-3 Registration Statement-File No. 333-

We hereby consent to the reference to our firm under the captions "Legal Matters", "Canadian Federal Income Tax Consequences for Non-Residents" and "Enforceability of Civil Liabilities" in the Registration Statement on Form S-3, File No. 333-, and related prospectus filed by SunOpta Inc. under the United States Securities Act of 1933.

Yours very truly,

/s/ Wildeboer Dellelce LLP